N E W S R E L E A S E

Investors:	Brett Manderfeld	John S. Penshorn	Media:	Tyler Mason
	Vice President	Senior Vice President		Vice President
	952-936-7216	952-936-7214		424-333-6122

(For Immediate Release)

UNITEDHEALTH GROUP REPORTS SECOND QUARTER RESULTS

•	Second Quarter Revenues of $56.1 Billion Grew 12% Year-Over-Year

•	Earnings from Operations Increased 13% to $4.2 Billion in Second Quarter

•	Cash Flows from Operations were $4 Billion in the Quarter, 1.3x Net Earnings

•	Second Quarter Net Earnings of $2.98 Per Share Grew 28% Year-Over-Year

•	Second Quarter Adjusted Net Earnings of $3.14 Per Share Grew 28% Year-Over-Year

NEW YORK, NY (July 17, 2018) - UnitedHealth Group (NYSE: UNH) reported second quarter results, with continued strong, well-diversified performance across the enterprise.

“Today, UnitedHealth Group delivers increasing value to more people, driven by strong execution, consistently high quality, deep relationships and our distinctive combination of clinical, technology and information capabilities. As we look ahead, we will drive our growth on the strength of practical innovations that anticipate and respond to increasing consumer expectations and clear social needs,” said David S. Wichmann, chief executive officer of UnitedHealth Group.

Based on first half 2018 results and the business outlook for the balance of the year, the Company has raised its outlook for 2018 net earnings to a range of $11.80 to $12.05 per share and adjusted net earnings to a range of $12.50 to $12.75 per share, and now expects cash flows from operations to approach $15.5 billion.

Quarterly Financial Performance
	Three Months Ended
	June 30,	June 30,	March 31,
	2018	2017	2018
Revenues	$56.1 billion	$50.1 billion	$55.2 billion
Earnings From Operations	$4.2 billion	$3.7 billion	$4.1 billion
Net Margin	5.2%	4.6%	5.1%

•	UnitedHealth Group’s second quarter 2018 revenues grew $6 billion or 12.1 percent year-over-year to $56.1 billion.

•
Second quarter earnings from operations grew $473 million or 12.7 percent year-over-year to $4.2 billion. Adjusted net earnings of $3.14 per share grew 27.6 percent, with an improved net margin of 5.2 percent.

•	Cash flows from operations of $4.0 billion were 1.3x net income in second quarter 2018, compared to $2.2 billion and 0.9x net income in second quarter 2017.

•
The consolidated medical care ratio of 81.9 percent in the second quarter of 2018 decreased 30 basis points year-over-year, as the return of the health insurance tax more than offset business mix changes and reduced levels of prior year reserve development. Medical cost reserve development of $20 million was driven by positive development in cost estimates for first quarter 2018 business.

•
The operating cost ratio of 15.0 percent in the second quarter of 2018 increased 40 basis points year-over-year, as business mix and operating cost efficiencies were more than offset by the return of the health insurance tax.

•
The second quarter 2018 income tax rate of 22 percent decreased 9.5 percentage points year-over-year, reflecting the reduced federal statutory rate and stock-based compensation activity, partially offset by the return of the nondeductible health insurance tax for 2018.

•	Second quarter 2018 days claims payable decreased one day sequentially to 48 days; second quarter days sales outstanding decreased one day sequentially to 18 days.

•	Annualized return on shareholders’ equity was 24.4 percent in the second quarter, and the debt to total capital ratio decreased 80 basis points sequentially to 40.8 percent at June 30, 2018.

•
UnitedHealth Group repurchased 2.2 million shares for $500 million in the second quarter, bringing year-to-date purchases to 13.8 million shares for $3.15 billion. Dividends paid to shareholders were $866 million in the second quarter and reflected raising the annual dividend payment rate by 20 percent to $3.60 per share in June 2018.

UnitedHealthcare provides global health care benefits, serving individuals and employers, and Medicare and Medicaid beneficiaries. UnitedHealthcare is dedicated to simplifying the health care experience, meeting consumer health and wellness needs and sustaining trusted relationships with care providers.

Quarterly Financial Performance
	Three Months Ended
	June 30,	June 30,	March 31,
	2018	2017	2018
Revenues	$45.8 billion	$40.8 billion	$45.5 billion
Earnings From Operations	$2.4 billion	$2.2 billion	$2.4 billion
Operating Margin	5.1%	5.4%	5.3%

•
UnitedHealthcare grew to serve 2.2 million more consumers Reflects net consumer growth excluding the TRICARE military health program, which concluded in 2017. year-over-year in the second quarter of 2018, with revenues growing by $5.1 billion or 12.4 percent to $45.8 billion. Revenue growth was driven by an increasing number of people served, a higher revenue membership mix, pricing increases to cover expected medical cost trends and resumption of the health insurance tax for 2018. Second quarter 2018 earnings from operations of $2.4 billion grew 6.6 percent.

•
UnitedHealthcare Employer & Individual second quarter 2018 revenues of $13.7 billion increased $742 million year-over-year. UnitedHealthcare Employer & Individual grew to serve 50,000 more people through risk-based offerings in the quarter, while fee-based products decreased by 60,000 people.

•
UnitedHealthcare Medicare & Retirement grew revenues by $2.1 billion or 12.6 percent year-over-year to $18.9 billion in the second quarter of 2018. The business served 45,000 more seniors in the quarter, including 30,000 in Medicare Advantage plans. The number of people UnitedHealthcare Medicare & Retirement served through Medicare Advantage grew by 450,000 or 10.4 percent year-over-year.

•
In second quarter 2018, UnitedHealthcare Community & State revenues of $10.7 billion grew $1.6 billion or 17.1 percent year-over-year, reflecting 12-month membership growth of 330,000 people and services to an increasing mix of individuals with higher clinical needs. Second quarter membership grew 15,000 people sequentially.

•	UnitedHealthcare Global revenues grew 33.5 percent year-over-year to $2.5 billion, due principally to business expansion.

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1 Reflects net consumer growth excluding the TRICARE military health program, which concluded in 2017.

Optum is a health services business serving the global health care marketplace, including payers, care providers, employers, governments, life sciences companies and consumers. Using market-leading information, data analytics, technology and clinical insights, Optum helps improve overall health system performance: optimizing care quality, reducing health care costs and improving the consumer experience and health system performance.

Quarterly Financial Performance
	Three Months Ended
	June 30,	June 30,	March 31,
	2018	2017	2018
Revenues	$24.7 billion	$22.7 billion	$23.6 billion
Earnings From Operations	$1.8 billion	$1.5 billion	$1.7 billion
Operating Margin	7.5%	6.7%	7.0%

•
In the second quarter of 2018, Optum revenues grew by $2 billion or 9.1 percent year-over-year to $24.7 billion. Optum’s operating margin of 7.5 percent expanded 80 basis points year-over-year. Second quarter earnings from operations grew $327 million or 21.5 percent year-over-year to $1.8 billion, with double-digit percentage earnings growth rates for each business segment.

•
OptumHealth revenues of $5.9 billion grew $819 million or 16 percent year-over-year, driven by growth in care delivery and behavioral health, digital consumer engagement and health financial services. OptumHealth served 92 million people at quarter end, having grown to serve 6 million more people[2] or 7 percent over the past year.

•
OptumInsight revenues grew 9.6 percent to $2.2 billion in second quarter 2018, leveraging its data analytics capabilities for customers and driven by growth and expansion in technology, business process and care provider advisory services. OptumInsight’s contract backlog of $15.4 billion grew $2 billion or 14.9 percent year-over-year.

•
OptumRx second quarter 2018 revenues grew 7 percent year-over-year to $16.9 billion. OptumRx fulfilled 332 million adjusted scripts in second quarter 2018, growing 3.1 percent over the prior year, with favorable mix in specialty pharmacy and home delivery services.

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2 Reflects net consumer growth excluding the TRICARE military health program, which concluded in 2017.

About UnitedHealth Group
UnitedHealth Group (NYSE: UNH) is a diversified health and well-being company dedicated to helping people live healthier lives and helping make the health system work better for everyone. UnitedHealth Group offers a broad spectrum of products and services through two distinct platforms: UnitedHealthcare, which provides health care coverage and benefits services; and Optum, which provides information and technology-enabled health services. For more information, visit UnitedHealth Group at www.unitedhealthgroup.com or follow @UnitedHealthGrp on Twitter.

Earnings Conference Call
As previously announced, UnitedHealth Group will discuss the Company’s results, strategy and future outlook on a conference call with investors at 8:45 a.m. Eastern Time today. UnitedHealth Group will host a live webcast of this conference call from the Investors page of the Company’s website (www.unitedhealthgroup.com). Following the call, a webcast replay will be available on the same site through July 31, 2018. The conference call replay can also be accessed by dialing 1-800-374-0934. This earnings release and the Form 8-K dated July 17, 2018 can also be accessed from the Investors page of the Company’s website.

Non-GAAP Financial Information
This news release presents non-GAAP financial information provided as a complement to the results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”). A reconciliation of the non-GAAP financial information to the most directly comparable GAAP financial measure is provided in the accompanying tables found at the end of this release.

Forward-Looking Statements
The statements, estimates, projections, guidance or outlook contained in this document include “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 (PSLRA). These statements are intended to take advantage of the “safe harbor” provisions of the PSLRA. Generally the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “forecast,” “outlook,” “plan,” “project,” “should” and similar expressions identify forward-looking statements, which generally are not historical in nature. These statements may contain information about financial prospects, economic conditions and trends and involve risks and uncertainties. We caution that actual results could differ materially from those that management expects, depending on the outcome of certain factors.

Some factors that could cause actual results to differ materially from results discussed or implied in the forward-looking statements include: our ability to effectively estimate, price for and manage our medical costs, including the impact of any new coverage requirements; new laws or regulations, or changes in existing laws or regulations, or their enforcement or application, including increases in medical, administrative, technology or other costs or decreases in enrollment resulting from U.S., South American and other jurisdictions’ regulations affecting the health care industry; the outcome of the DOJ’s legal action relating to the risk adjustment submission matter; our ability to maintain and achieve improvement in CMS star ratings and other quality scores that impact revenue; reductions in revenue or delays to cash flows received under Medicare, Medicaid and other government programs, including the effects of a prolonged U.S. government shutdown or debt ceiling constraints; changes in Medicare, including changes in payment methodology, the CMS star ratings program or the application of risk adjustment data validation audits; cyber-attacks or other privacy or data security incidents; failure to comply with privacy and data security regulations; regulatory and other risks and uncertainties of the pharmacy benefits management industry; competitive pressures, which could affect our ability to maintain or increase our market share; changes in or challenges to our public sector contract awards; our ability to execute contracts on competitive terms with physicians, hospitals and other service providers; failure to achieve targeted operating cost productivity improvements, including savings resulting from technology enhancement and administrative modernization; increases in costs and other liabilities associated with increased litigation, government investigations, audits or reviews; failure to manage successfully our strategic alliances or complete or receive anticipated benefits of acquisitions and other strategic transactions; fluctuations in foreign currency exchange rates on our reported shareholders’ equity and results of operations; downgrades in our credit ratings; the performance of our investment portfolio; impairment of the value of our goodwill and intangible assets if estimated future results do not adequately support goodwill and intangible assets recorded for our existing businesses or the businesses that we acquire; failure to maintain effective and efficient information systems or if our technology products do not operate as intended; and our ability to obtain sufficient funds from our regulated subsidiaries or the debt or capital markets to fund our obligations, to maintain our debt to total capital ratio at targeted levels, to maintain our quarterly dividend payment cycle or to continue repurchasing shares of our common stock.
This list of important factors is not intended to be exhaustive. We discuss certain of these matters more fully, as well as certain risk factors that may affect our business operations, financial condition and results of operations, in our filings with the Securities and Exchange Commission, including our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. Any or all forward-looking statements we make may turn out to be wrong, and can be affected by inaccurate assumptions we might make or by known or unknown risks and uncertainties. By their nature, forward-looking statements are not guarantees of future performance or results and are subject to risks, uncertainties and assumptions that are difficult to predict or quantify. Actual future results may vary materially from expectations expressed or implied in this document or any of our prior communications. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. We do not undertake to update or revise any forward-looking statements, except as required by applicable securities laws.

UNITEDHEALTH GROUP
Earnings Release Schedules and Supplementary Information
Quarter Ended June 30, 2018

•	Condensed Consolidated Statements of Operations

•	Condensed Consolidated Balance Sheets

•	Condensed Consolidated Statements of Cash Flows

•	Supplemental Financial Information - Businesses

•	Supplemental Financial Information - Business Metrics

•	Reconciliation of Non-GAAP Financial Measures

UNITEDHEALTH GROUP
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Revenues
Premiums	$44,458	$39,585	$88,542	$78,523
Products	7,004	6,415	13,706	12,544
Services	4,269	3,797	8,373	7,231
Investment and other income	355	256	653	478
Total revenues	56,086	50,053	111,274	98,776
Operating costs
Medical costs	36,427	32,549	72,290	64,628
Operating costs	8,386	7,328	16,892	14,350
Cost of products sold	6,471	5,889	12,655	11,565
Depreciation and amortization	598	556	1,180	1,089
Total operating costs	51,882	46,322	103,017	91,632
Earnings from operations	4,204	3,731	8,257	7,144
Interest expense	(344)	(301)	(673)	(584)
Earnings before income taxes	3,860	3,430	7,584	6,560
Provision for income taxes	(850)	(1,080)	(1,650)	(2,019)
Net earnings	3,010	2,350	5,934	4,541
Earnings attributable to noncontrolling interests	(88)	(66)	(176)	(85)
Net earnings attributable to UnitedHealth Group common shareholders	$2,922	$2,284	$5,758	$4,456
Diluted earnings per share attributable to UnitedHealth Group common shareholders	$2.98	$2.32	$5.85	$4.55
Adjusted earnings per share attributable to UnitedHealth Group common shareholders (a)	$3.14	$2.46	$6.19	$4.83
Diluted weighted-average common shares outstanding	982	985	984	980
(a) See page 6 for a reconciliation of the non-GAAP measure

UNITEDHEALTH GROUP
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions)
(unaudited)

	June 30, 2018	December 31, 2017
Assets
Cash and short-term investments	$21,860	$15,490
Accounts receivable, net	10,874	9,568
Other current assets	13,900	12,026
Total current assets	46,634	37,084
Long-term investments	31,237	28,341
Other long-term assets	76,740	73,633
Total assets	$154,611	$139,058
Liabilities, redeemable noncontrolling interests and equity
Medical costs payable	$19,339	$17,871
Commercial paper and current maturities of long-term debt	2,959	2,857
Other current liabilities	39,754	29,735
Total current liabilities	62,052	50,463
Long-term debt, less current maturities	32,096	28,835
Other long-term liabilities	7,841	7,738
Redeemable noncontrolling interests	1,839	2,189
Equity	50,783	49,833
Total liabilities, redeemable noncontrolling interests and equity	$154,611	$139,058

UNITEDHEALTH GROUP
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)
(unaudited)

	Six Months Ended June 30,
	2018	2017
Operating Activities
Net earnings	$5,934	$4,541
Noncash items:
Depreciation and amortization	1,180	1,089
Deferred income taxes and other	(148)	(89)
Share-based compensation	358	332
Net changes in operating assets and liabilities	5,052	2,754
Cash flows from operating activities	12,376	8,627
Investing Activities
Purchases of investments, net of sales and maturities	(2,968)	(2,082)
Purchases of property, equipment and capitalized software	(960)	(925)
Cash paid for acquisitions, net	(2,636)	(704)
Other, net	(134)	55
Cash flows used for investing activities	(6,698)	(3,656)
Financing Activities
Common share repurchases	(3,150)	(1,045)
Dividends paid	(1,588)	(1,320)
Net change in commercial paper and long-term debt	2,683	(2,171)
Other, net	2,842	3,724
Cash flows from (used for) financing activities	787	(812)
Effect of exchange rate changes on cash and cash equivalents	(78)	(7)
Increase in cash and cash equivalents	6,387	4,152
Cash and cash equivalents, beginning of period	11,981	10,430
Cash and cash equivalents, end of period	$18,368	$14,582
Supplemental Schedule of Noncash Investing Activities
Common stock issued for acquisition	$-	$1,867

UNITEDHEALTH GROUP
SUPPLEMENTAL FINANCIAL INFORMATION - BUSINESSES
(in millions, except percentages)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Revenues
UnitedHealthcare	$45,846	$40,788	$91,305	$80,924
Optum	24,726	22,671	48,327	43,908
Eliminations	(14,486)	(13,406)	(28,358)	(26,056)
Total consolidated revenues	$56,086	$50,053	$111,274	$98,776
Earnings from Operations
UnitedHealthcare	$2,357	$2,211	$4,757	$4,345
Optum (a)	1,847	1,520	3,500	2,799
Total consolidated earnings from operations	$4,204	$3,731	$8,257	$7,144
Operating Margin
UnitedHealthcare	5.1%	5.4%	5.2%	5.4%
Optum	7.5%	6.7%	7.2%	6.4%
Consolidated operating margin	7.5%	7.5%	7.4%	7.2%

Revenues
UnitedHealthcare Employer & Individual	$13,708	$12,966	$27,122	$25,705
UnitedHealthcare Medicare & Retirement	18,859	16,747	37,784	33,299
UnitedHealthcare Community & State	10,746	9,178	21,417	18,127
UnitedHealthcare Global	2,533	1,897	4,982	3,793

OptumHealth	$5,941	$5,122	$11,700	$9,855
OptumInsight	2,185	1,993	4,254	3,836
OptumRx	16,941	15,840	33,047	30,787
Optum eliminations	(341)	(284)	(674)	(570)
(a) Earnings from operations for Optum for the three and six months ended June 30, 2018 included $570 and $1,058 for OptumHealth; $453 and $848 for OptumInsight; and $824 and $1,594 for OptumRx, respectively. Earnings from operations for Optum for the three and six months ended June 30, 2017 included $422 and $754 for OptumHealth; $372 and $666 for OptumInsight; and $726 and $1,379 for OptumRx, respectively.

UNITEDHEALTH GROUP
SUPPLEMENTAL FINANCIAL INFORMATION - BUSINESS METRICS

UNITEDHEALTHCARE CUSTOMER PROFILE
(in thousands)

People Served	June 30, 2018	March 31, 2018	December 31, 2017	June 30, 2017
Commercial group:
Risk-based	7,905	7,860	7,935	7,765
Fee-based	18,415	18,475	18,595	19,110
Total commercial group	26,320	26,335	26,530	26,875
Individual	480	475	485	540
Total Commercial (a)	26,800	26,810	27,015	27,415
Medicare Advantage	4,790	4,760	4,430	4,340
Medicaid	6,710	6,695	6,705	6,380
Medicare Supplement (Standardized)	4,505	4,490	4,445	4,360
Total Public and Senior	16,005	15,945	15,580	15,080
Total UnitedHealthcare - Domestic Medical	42,805	42,755	42,595	42,495
International	6,020	6,095	4,080	4,115
Total UnitedHealthcare - Medical	48,825	48,850	46,675	46,610

Supplemental Data
Medicare Part D stand-alone	4,730	4,770	4,940	4,935

OPTUM PERFORMANCE METRICS

	June 30, 2018	March 31, 2018	December 31, 2017	June 30, 2017
OptumHealth Consumers Served (in millions) (a)	92	91	88	86
OptumInsight Contract Backlog (in billions)	$15.4	$15.2	$15.0	$13.4
OptumRx Quarterly Adjusted Scripts (in millions)	332	332	333	322

(a) Excludes TRICARE of 2.9 million at December 31, 2017 and June 30, 2017.

Note: UnitedHealth Group served 140 million unique individuals across all businesses at June 30, 2018.

UNITEDHEALTH GROUP
Reconciliation of Non-GAAP Financial Measures

•	Adjusted Net Earnings per Share

•	Adjusted Cash Flows from Operations

Use of Non-GAAP Financial Measures

Adjusted net earnings per share and adjusted cash flows from operations are non-GAAP financial measures. Non-GAAP financial measures should be considered in addition to, but not as a substitute for, or superior to, financial measures prepared in accordance with GAAP.

Adjusted net earnings per share excludes from the relevant GAAP metric, as applicable, intangible amortization and other items, if any, that do not relate to the Company's underlying business performance. Management believes that the use of adjusted net earnings per share provides investors and management useful information about the earnings impact of acquisition-related intangible asset amortization. Management believes the exclusion of these items provides a more useful comparison of the Company's underlying business performance from period to period.

Management believes that the use of adjusted cash flows from operations provides investors and management with useful information to compare our cash flows from operations for the current period to that of other periods, when the Company does not receive its monthly payment from the Centers for Medicare and Medicaid Services (CMS) in the applicable quarter. CMS generally remits their monthly payments on the first calendar day of the applicable month. However, if the first calendar day of the month falls on a weekend or a holiday, CMS has typically paid the Company on the last business day of the preceding calendar month. Adjusted cash flows from operating activities presents operating cash flows assuming all CMS payments were received on the first calendar day of the applicable month.

UNITEDHEALTH GROUP
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in millions, except per share data)
(unaudited)

ADJUSTED NET EARNINGS PER SHARE

	Three Months Ended June 30,		Six Months Ended June 30,		Projected Year Ended December 31,
	2018	2017	2018	2017	2018
GAAP net earnings attributable to UnitedHealth Group common shareholders	$2,922	$2,284	$5,758	$4,456	$11,625 to $11,875
Intangible amortization	220	220	440	439	~885
Tax effect of intangible amortization	(56)	(81)	(111)	(163)	~(220)
Adjusted net earnings attributable to UnitedHealth Group common shareholders	$3,086	$2,423	$6,087	$4,732	~$12,300 to $12,550

GAAP diluted earnings per share	$2.98	$2.32	$5.85	$4.55	$11.80 to $12.05
Intangible amortization per share	0.22	0.22	0.45	0.45	~0.90
Tax effect per share of intangible amortization	(0.06)	(0.08)	(0.11)	(0.17)	~(0.20)
Adjusted diluted earnings per share	$3.14	$2.46	$6.19	$4.83	~$12.50 to $12.75

ADJUSTED CASH FLOWS FROM OPERATIONS

	Six Months Ended June 30,
	2018	2017
GAAP cash flows from operations	$12,376	$8,627
Less: July CMS premium payments received in June	(5,166)	(4,454)
Adjusted cash flows from operations	$7,210	$4,173